                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 1, 1999



                               CLECO CORPORATION
             (Exact name of registrant as specified in its charter)


          LOUISIANA                      1-5663                 72-1445282
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


       2030 DONAHUE FERRY ROAD,
         PINEVILLE, LOUISIANA                            71360-5226
(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (318) 484-7400


                           CLECO HOLDING CORPORATION
         (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

          On July 1, 1999, Cleco Corporation (the "Company") effected the formation of an energy services holding company. The holding company adopted the Cleco Corporation name. Under the terms of the reorganization, the Company became the owner of all of the outstanding common stock of the former Cleco Corporation, now called Cleco Utility Group Inc. (the "Utility Group"), and the holders of existing common stock and two series of preferred stock in Utility Group exchanged their stock for common stock and preferred stock in the Company. Shares of three series of preferred stock in Utility Group that did not approve the reorganization were redeemed.

          As a result of the reorganization, the Company became a successor issuer to Utility Group pursuant to Rule 414 under the Securities Act of 1933, as amended. The Company's common stock is deemed registered under the Securities Exchange Act of 1934, as amended, by operation of paragraph (a) of Rule 12g-3 thereunder.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          None.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CLECO CORPORATION



Date:  February 29, 2000             By: /s/ Michael P. Prudhomme
                                         -------------------------------------
                                         Name:   Michael P. Prudhomme
                                         Title:  Secretary-Treasurer


                                       3